Press Release

Contact:Matthew M. Partridge

Senior Vice President, Chief Financial Officer & Treasurer

(407) 904-3324

mpartridge@alpinereit.com

FOR IMMEDIATE RELEASE	ALPINE INCOME PROPERTY TRUST REPORTS FIRST QUARTER 2023 OPERATING RESULTS

WINTER PARK, FL – April 20, 2023 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”) today announced its operating results and earnings for the quarter ended March 31, 2023.

Select Highlights

◾	Reported Net Income per diluted share attributable to the Company of $0.21 for the quarter ended March 31, 2023.
◾	Reported FFO per diluted share of $0.36 for the quarter ended March 31, 2023, a decrease of 26.5% from the comparable prior year period.
◾	Reported AFFO per diluted share of $0.36 for the quarter ended March 31, 2023, a decrease of 25.0% from the comparable prior year period.
◾	Sold 10 net lease properties during the first quarter of 2023 for total disposition volume of $56.2 million at a weighted average exit cash cap rate of 6.1%, generating total gains of $4.5 million.
◾	Increased investment grade-rated tenant exposure to 58% as of March 31, 2023, up from 50% as of March 31, 2022.
◾	Paid a cash dividend for the first quarter of 2023 of $0.275 per share, a 1.9% increase from the comparable prior year period quarterly dividend, representing an annualized yield of 6.9% based on the closing price of the Company’s common stock on April 19, 2023.

CEO Comments

“We started 2023 where we left off at the end of last year, emphasizing opportunistic asset recycling. Following our first quarter property dispositions, we now have more than 10% of our assets in cash and restricted cash to take advantage of dislocation in the market as we look to reinvest into high-performing credit tenants operating in strong retail sectors at attractive risk-adjusted yields,” said John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust. “We’ve built a high-quality pipeline that prioritizes investment grade-rated tenants, which when layered into our portfolio’s current tenant makeup, we anticipate our overall investment grade-rated tenancy going above 60% by the end of the second quarter. When we combine this tenant credit quality with our balance sheet that has no current floating interest rate exposure and no debt maturities until 2026, we are well positioned to deliver stable cash flows and an outsized, well-covered dividend in what continues to be a volatile economic environment.”

Quarterly Operating Results Highlights

The table below provides a summary of the Company’s operating results for the quarter ended March 31, 2023 (in thousands, except per share data):

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022	Variance to Comparable Period in the Prior Year
Total Revenues	$11,166	$10,799	$ 367	3.4%

Net Income	$3,745	$924	$ 2,821	305.3%
Net Income Attributable to PINE	$3,339	$806	$ 2,533	314.3%
Net Income per Diluted Share Attributable to PINE	$0.21	$0.06	$ 0.15	252.6%

FFO (1)	$5,627	$6,596	$ (969)	(14.7%)
FFO per Diluted Share (1)	$0.36	$0.49	$ (0.13)	(26.5%)
AFFO (1)	$5,635	$6,452	$ (817)	(12.7%)
AFFO per Diluted Share (1)	$0.36	$0.48	$ (0.12)	(25.0%)

Dividends Declared and Paid, per Share	$0.275	$0.27	$ 0.005	1.9%

(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO, and AFFO per diluted share.

Dispositions

During the three months ended March 31, 2023, the Company sold 10 properties for total disposition volume of $56.2 million at a weighted average exit cash cap rate of 6.1%, generating total gains of $4.5 million.

Property Portfolio

The Company’s portfolio consisted of the following as of March 31, 2023:

Number of Properties	138
Square Feet	3.5 million
Annualized Base Rent	$37.0 million
Weighted Average Remaining Lease Term	7.3 years
States where Properties are Located	34
Occupancy	99.4%

% of Annualized Base Rent Attributable to Investment Grade Rated Tenants (1)(2)	58%
% of Annualized Base Rent Attributable to Credit Rated Tenants (1)(3)	82%

Any differences are a result of rounding.

(1)

Annualized Base Rent (“ABR”) represents the annualized in-place straight-line base rent required by the tenant’s lease. ABR is a non-GAAP financial measure.  We believe this non-GAAP financial measure is useful to investors because it is a widely accepted industry measure used by analysts and investors to compare the real estate portfolios and operating performance of REITs.

(2)

The Company defines an Investment Grade Rated tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners of Baa3, BBB-, or NAIC-2 or higher.

(3)

The Company defines a Credit Rated Tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners.

The Company’s portfolio included the following top tenants that represent 2.0% or greater of the Company's total annualized base rent as of March 31, 2023:

Tenant	Credit Rating (1)	% of Annualized Base Rent
Walgreens	BBB	13%
Dick’s Sporting Goods	BBB	8%
Dollar Tree/Family Dollar	BBB	8%
Lowe’s	BBB+	6%
Dollar General	BBB	6%
Academy Sports	BB	5%
Walmart	AA	5%
Hobby Lobby	N/A	4%
At Home	CCC+	4%
Best Buy	BBB+	3%
LA Fitness	B-	3%
Burlington	BB+	2%
Camping World	BB-	2%
Old Time Pottery	N/A	2%
Other		29%
Total		100%

Any differences are a result of rounding.

(1)

Credit rating is from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners, as applicable, as of March 31, 2023. The Company defines an Investment Grade Rated tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Associated of Insurance Commissioners of Baa3, BBB-, or NAIC-2 or higher.

The Company’s portfolio consisted of the following industries as of March 31, 2023:

Industry	% of Annualized Base Rent
Sporting Goods	15%
Dollar Stores	14%
Pharmacy	14%
Home Improvement	9%
Home Furnishings	8%
Grocery	6%
Entertainment	5%
General Merchandise	5%
Consumer Electronics	4%
Convenience Stores	4%
Specialty Retail	3%

Automotive Parts		3%
Health & Fitness		3%
Quick Service Restaurant		3%
Off-Price Retail		2%
Farm & Rural Supply		2%
Office Supplies		1%
Casual Dining		<1%
Pet Supplies		<1%
Other (1)		< 1%
Total	24 Industries	100%

Any differences are a result of rounding.

(1)	Includes five industries collectively representing less than 1% of the Company’s ABR as of March 31, 2023.

The Company’s portfolio included properties in the following states as of March 31, 2023:

State	% of Annualized Base Rent
Texas	10%
New York	9%
Ohio	7%
Georgia	6%
Michigan	6%
New Jersey	5%
Florida	5%
Illinois	5%
Oklahoma	4%
West Virginia	4%
South Carolina	4%
Alabama	3%
North Carolina	3%
Minnesota	3%
Wisconsin	2%
Louisiana	2%
Kansas	2%
Missouri	2%
Massachusetts	2%
Maryland	2%
Nevada	2%
Nebraska	2%
Pennsylvania	2%
Kentucky	1%
Connecticut	1%
Mississippi	1%
Indiana	1%
New Mexico	1%
Maine	<1%

Washington		< 1%
South Dakota		< 1%
Arizona		< 1%
California		< 1%
Virginia		< 1%
Total	34 States	100%

Any differences are a result of rounding.

Capital Markets and Balance Sheet

During the quarter ended March 31, 2023, the Company completed the following notable capital markets activity:

◾	Issued 665,929 common shares under its ATM offering program at a weighted average gross price of $18.96 per share, for total net proceeds of $12.4 million.

The following table provides a summary of the Company’s long-term debt as of March 31, 2023:

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
2026 Term Loan (1)	$100.0 million	SOFR + 10 bps + [1.35% - 1.95%]	May 2026
2027 Term Loan (2)	$100.0 million	SOFR + 10 bps + [1.25% - 1.90%]	January 2027
Revolving Credit Facility (3)	$50.0 million	SOFR + 10 bps + [1.25% - 2.20%]	January 2027
Total Debt/Weighted Average Rate	$250.0 million	3.51%
(1)

As of March 31, 2023, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 2.05% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2026 Term Loan balance.

(2)

As of March 31, 2023, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 1.18% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2027 Term Loan balance.

(3)

As of March 31, 2023, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 3.21% plus the SOFR adjustment of 0.10% and the applicable spread for the $50 million balance on the Company’s Revolving Credit Facility.

As of March 31, 2023, the Company held an 89.2% interest in Alpine Income Property OP, LP, the Company’s operating partnership (the “Operating Partnership” or “OP”).  There were 1,703,494 OP Units held by third parties outstanding and 14,064,114 shares of the Company’s common stock outstanding, for total outstanding common stock and OP Units held by third parties of 15,767,608, as of March 31, 2023.

As of March 31, 2023, the Company’s net debt to Pro Forma EBITDA was 6.4 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 3.4 times. As of March 31, 2023, the Company’s net debt to total enterprise value was 41.3%. The Company calculates total enterprise value as the sum of net debt and the market value of the Company's outstanding common shares and OP Units, as if the OP Units have been converted to common shares.

Dividend

On February 22, 2023, the Company announced a cash dividend for the first quarter of 2023 of $0.275 per share, payable on March 31, 2023 to stockholders of record as of the close of business on March 9, 2023. The first quarter

2023 cash dividend represents a 1.9% increase over the comparable prior year period quarterly dividend and a payout ratio of 76.4% of the Company’s first quarter 2023 FFO per diluted share and AFFO per diluted share.

2023 Outlook

The Company has revised its outlook for 2023 to take into account the Company’s first quarter performance and amended expectations regarding the Company’s investment activities and forecasted capital markets transactions. The Company’s outlook and guidance for 2023 assumes stable or improving economic activity, positive underlying business trends related to each of our tenants and other significant assumptions.

The Company’s revised outlook for 2023 is as follows:

	Revised Outlook Range for 2023			Change from Prior Outlook
	Low		High	Low		High
Acquisitions	$100 million	to	$150 million	-	to	-
Dispositions	$75 million	to	$125 million	$50 million	to	$75 million
FFO per Diluted Share	$1.50	to	$1.55	-	to	-
AFFO per Diluted Share	$1.52	to	$1.57	-	to	-
Weighted Average Diluted Shares Outstanding	15.8 million	to	16.3 million	(0.2) million	to	(0.1) million

First Quarter 2023 Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter ended March 31, 2023, on Friday, April 21, 2023, at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.alpinereit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial-in details.

Webcast:https://edge.media-server.com/mmc/p/ctt3g3pc

Dial-In:https://register.vevent.com/register/BIb052b58feb734833b52949642bab8dbe

We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.alpinereit.com.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that seeks to deliver attractive risk-adjusted returns and dependable cash dividends by investing in, owning and operating a portfolio of single tenant net leased commercial income properties that are predominately leased to high-quality publicly traded and credit-rated tenants.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters, the impact of epidemics or pandemics (such as the COVID-19 Pandemic and its variants) on the Company’s business and the business of its tenants and the impact of such epidemics or pandemics on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”) Adjusted Funds From Operations (“AFFO”), and Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, AFFO, and Pro Forma EBITDA do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries.

To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as loss on extinguishment of debt, amortization of above- and below-market lease related intangibles, straight-line rental revenue, amortization of deferred financing costs, non-cash compensation, and other non-cash income or expense. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, loss on extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, and other non-cash income or expense. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. FFO, AFFO, and Pro Forma EBITDA may not be comparable to similarly titled measures employed by other companies.

Alpine Income Property Trust, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) March 31, 2023	December 31, 2022
ASSETS
Real Estate:
Land, at Cost	$141,506	$176,857
Building and Improvements, at Cost	310,378	322,510
Total Real Estate, at Cost	451,884	499,367
Less, Accumulated Depreciation	(25,587)	(22,313)
Real Estate—Net	426,297	477,054
Cash and Cash Equivalents	4,290	9,018
Restricted Cash	59,269	4,026
Intangible Lease Assets—Net	53,922	60,432
Straight-Line Rent Adjustment	1,707	1,668
Other Assets	19,962	21,233
Total Assets	$565,447	$573,431
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$5,707	$4,411
Prepaid Rent and Deferred Revenue	1,507	1,479
Intangible Lease Liabilities—Net	4,804	5,050
Long-Term Debt	248,957	267,116
Total Liabilities	260,975	278,056
Commitments and Contingencies
Equity:
Preferred Stock, $0.01 par value per share, 100 million shares authorized, no shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Common Stock, $0.01 par value per share, 500 million shares authorized, 14,064,114 shares issued and outstanding as of March 31, 2023 and 13,394,677 shares issued and outstanding as of December 31, 2022	141	134
Additional Paid-in Capital	249,288	236,841
Dividends in Excess of Net Income	9,514	10,042
Accumulated Other Comprehensive Income	11,835	14,601
Stockholders' Equity	270,778	261,618
Noncontrolling Interest	33,694	33,757
Total Equity	304,472	295,375
Total Liabilities and Equity	$565,447	$573,431

Alpine Income Property Trust, Inc.

Consolidated Statements of Operations

(Unaudited)

 (In thousands, except share, per share and dividend data)

	Three Months Ended
	March 31, 2023	March 31, 2022
Revenues:
Lease Income	$11,166	$10,799
Total Revenues	11,166	10,799
Operating Expenses:
Real Estate Expenses	1,434	1,092
General and Administrative Expenses	1,515	1,431
Depreciation and Amortization	6,335	5,672
Total Operating Expenses	9,284	8,195
Gain on Disposition of Assets	4,453	—
Gain on Extinguishment of Debt	23	—
Net Income from Operations	6,358	2,604
Interest Expense	2,613	1,680
Net Income	3,745	924
Less: Net Income Attributable to Noncontrolling Interest	(406)	(118)
Net Income Attributable to Alpine Income Property Trust, Inc.	$3,339	$806

Per Common Share Data:
Net Income Attributable to Alpine Income Property Trust, Inc.
Basic	$0.24	$0.07
Diluted	$0.21	$0.06
Weighted Average Number of Common Shares:
Basic	14,000,553	11,662,697
Diluted (1)	15,704,047	13,366,191

Dividends Declared and Paid	$0.275	$0.27
(1)

Includes the weighted average impact of 1,703,494 shares underlying OP units including (i) 1,223,854 shares underlying OP Units issued to CTO Realty Growth, Inc. and (ii) 479,640 shares underlying OP Units issued to an unrelated third party.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Funds From Operations and Adjusted Funds From Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31, 2023	March 31, 2022
Net Income	$3,745	$924
Depreciation and Amortization	6,335	5,672
Gain on Disposition of Assets	(4,453)	—
Funds from Operations	$5,627	$6,596
Adjustments:
Gain on Extinguishment of Debt	(23)	—
Amortization of Intangible Assets and Liabilities to Lease Income	(87)	(101)
Straight-Line Rent Adjustment	(165)	(294)
COVID-19 Rent Repayments	—	23
Non-Cash Compensation	80	79
Amortization of Deferred Financing Costs to Interest Expense	174	125
Other Non-Cash Expense	29	24
Adjusted Funds from Operations	$5,635	$6,452

FFO per Diluted Share	$0.36	$0.49
AFFO per Diluted Share	$0.36	$0.48

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma EBITDA

(Unaudited)

(In thousands)

Three Months Ended
March 31, 2023
Net Income	$3,745
Adjustments:
Depreciation and Amortization	6,335
Gains on Disposition of Assets	(4,453)
Gain on Extinguishment of Debt	(23)
Straight-Line Rent Adjustment	(165)
Non-Cash Compensation	80
Amortization of Deferred Financing Costs to Interest Expense	174
Amortization of Intangible Assets and Liabilities to Lease Income	(87)
Other Non-Cash (Income) Expense	29
Interest Expense, Net of Deferred Financing Costs Amortization	2,439
EBITDA	$8,074

Annualized EBITDA	$32,296
Pro Forma Annualized Impact of Current Quarter Dispositions (1)	(3,072)
Pro Forma EBITDA	$29,224

Total Long-Term Debt	248,957
Financing Costs, Net of Accumulated Amortization	1,450
Cash and Cash Equivalents	(4,290)
Restricted Cash	(59,269)
Net Debt	$186,848

Net Debt to Pro Forma EBITDA	6.4x
(1)	Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s investment activity during the three months ended March 31, 2023.